UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

SILICON IMAGE, INC. (Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

           (c)

    On April 30, 2010, Noland Granberry, 47, the Vice President of Finance and Chief Accounting Officer of Silicon Image, Inc. (the “Registrant”), was appointed Chief Financial Officer of the Registrant effective May 1, 2010.  Mr. Granberry has served as the Registrant’s Chief Accounting Officer from March 2007.  Mr. Granberry served as Corporate Controller of the Registrant from March 2006 to April 2010 and as Treasurer of Simplay Labs, LLC, a wholly-owned subsidiary of the Registrant, since June 2006 and as Treasurer of HDMI Licensing, LLC, a wholly-owned subsidiary of the Registrant, since April 2006.  Prior to joining the Registrant, Mr. Granberry served as Director of SOX Compliance of Xilinx Inc. from April 2005 to February 2006. From September 2002 to February 2005, Mr. Granberry served as Senior Director of Finance of SanDisk Corporation.  From August 1995 to August 2002, Mr. Granberry served as Corporate Controller for IKOS Systems, Inc.  From August 1984 to August 1995, Mr. Granberry held various positions, most recently as senior manager, at Ernst & Young LLP.  Mr. Granberry holds a bachelor’s degree in business administration from Adrian College in Adrian, Michigan.

    In connection with this appointment, Mr. Granberry will be granted equity incentives of the Registrant in the form of (i) options to purchase 100,000 shares of the Registrant’s common stock (the “Options”) and (ii) 35,000 restricted stock units (the “RSUs”), each of which RSU represents the right to receive one share of the Registrant’s common stock upon the vesting of such RSU.  Each option and RSU shall be subject to the terms of the Registrant’s 2008 Equity Incentive Plan.  The Options and the RSUs shall each vest over four years beginning May 17, 2010 (the “Grant Date”), with 25% of the Options vesting on the first anniversary of the Grant Date and 2.0833% of the Options vesting monthly thereafter and with 25% of the RSUs vesting on each anniversary of the Grant Date until fully vested, in each case so long as Mr. Granberry continues to provide services to the Registrant as of the applicable vesting date.  In addition, Mr. Granberry’s annual base salary was increased from $235,000 to $280,000, effective May 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010

SILICON IMAGE, INC.

By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer